AMENDMENT NO. 3

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of December 15, 2017, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the name of Premier Portfolio to Invesco Premier Portfolio and Premier Tax-Exempt Portfolio to Invesco Premier Tax-Exempt Portfolio;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Premier Portfolio

Invesco Premier Tax-Exempt Portfolio”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ John M. Zerr

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Harsh Damani

Name: Harsh Damani

Title: Chief Financial Officer, Funds and Senior Vice President, Fund Administration

By: /s/ David C. Warren

Name: David C. Warren

Title: Executive Vice President, Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ S. Hofmann /s/ L. Baumann

Name: S. Hofmann L. Baumann

Title: Director Proxy Holder

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: /s/ S. Hofmann

Name: S. Hofmann

Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: /s/ Masakazu Hasegawa

Name: Masakazu Hasegawa

Title: Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Lee Siu Mei /s/ Pang Sin Chu

Name: Lee Siu Mei Pang Sin Chu

Title: Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: /s/ Scott Baskind

Name: Scott Baskind

Title: President

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